UNIVERSAL INSTITUTIONAL FUNDS, INC.
17a-7  (FUND TRADES WITH AFFILIATES)
FOR THE PERIOD JANUARY 1, 2000 - APRIL 30, 2000





TRANS				SHS/	LOCAL		U.S$
DATE	 SECURITY		PAR	PRICE	CUR.	VALUE	SELLER				BUYER

ACTIVE INTERNATIONAL ALLOCATION PORTFOLIO
01/07/00 Prima Immobiliaria	230 	8.58 	EU	2,036	Ducato GestioniReal
 Estate	UIF ActveIntAllocation
01/07/00 Foncierre Lyonnaise	10 	126.00 	EU	1,297	StichtingPensioenBuhrmann
	UIF ActveIntAllocation
01/07/00 BritishL & Co. 	50 	4.28 	UK	352	DucatoGestioniReal Estate	UIF
 ActveIntAllocation
02/14/00 Rodamco Continental 	160 	40.75 	EU	6,399	GIST-Brocades			UIF
 ActveIntAllocation

ASIAN EQUTY PORTFOLIO
04/27/00 Gigamedia Ltd.		100 	28.00	US	2,800	UIF Asian Equity Port.
	MSDW SICAVEmerging Mks
04/27/00 ASE Test		500 	28.50	US	14,250	UIF Asian Equity Port.
	MSDW AsiaPacificFund

EMERGING MARKETS DEBT PORTFOLIO
01/25/00 Bulgaria Discount	100,000 79.63 	US	79,630 	UIF Emerging Markets
 Debt 	Indistriens Pensions
02/22/00 Mexico Discount Bonds	250,000 94.875	US	233,750 Indistriens Pensions
	UIF EmergingMarketsDebt
02/25/00 Russia			100,000 77.25 	US	77,250 	MAS Multi Market Fixed Income
	UIF EmergingMarketsDebt
03/21/00 Mexico Discount Bonds	250,000 98.35 	US	245,875 UIF Emerging Markets
 Debt 	SICAV



GLOBAL EQUITY PORTFOLIO
04/19/00 Philip Morris Co.,Inc.	6,290	20.8125 US	130,911
	ManufacturersInvestmentTrust	UIF Global Equity

INTERNATIONAL MAGNUM
02/28/00 Amp Ltd.		50 	14.271 	AU	436.48	UIF International Magnum
	Pacific Mutual Magnum
02/28/00 Brambles Industries 	50 	40.879 	AU	1,250.28UIF International
 Magnum	Pacific Mutual Magnum
02/28/00 News Corp.		300 	23.40 	AU	1,386.55UIF International
 Magnum	Pacific Mutual Magnum
02/28/00 Telstra Corp.		550 	7.60 	AU	2,556.90UIF International
 Magnum	Pacific Mutual Magnum
02/28/00 Coca-Cola Amatil Ltd.	200 	3.28 	AU	401.27	UIF
 International Magnum	Pacific Mutual Magnum
02/28/00 Lend Lease Corp. Ltd.	100 	21.20 	AU	1,296.80UIF
 International Magnum	Pacific Mutual Magnum
02/28/00 Broken Hill Proprietary150 	16.12 	AU	1,479.09UIF
 International Magnum	Pacific Mutual Magnum
04/17/00 Nordic Baltic Holdings	1,215 	56.50 	SW	7,873
	New Eng. Zenith Intl Magnum	UIF Intl. Magnum
04/17/00 Nordic Baltic Holdings	4,705 	56.50 	SW	29,707	New Eng.
 Zenith Intl Magnum	UIF Intl. Magnum








* All Transactions were completed in accordance with Rule 17a-7 and Board-approved Rule 17a-7 procedures.

AU - Australian Dollar
EU - European Monetary Unit
SW - Swedish Krona
UK -British Pound
US -United States Dollar